Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

October 11, 2024

Board of Directors

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, NV 89135

RE: Registration Statement on Form S-3 (File No. 333-281578)

Board of Directors:

We have acted as counsel to Jet.AI Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the above-referenced Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”), the base prospectus declared effective on September 9, 2024 (the “Base Prospectus”), and the prospectus supplement dated October 11, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the offering by the Company of 26,666,666 shares (the “Shares”) of our common stock, par value $0.0001 per share. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise, of such corporate records, organizational and governing documents, agreements, instruments, certificates of public officials or of officers or other representatives of the Company, the Registration Statement (including any Exhibits thereto), and such other documents as we have deemed appropriate, relevant, or necessary as a basis for the opinions set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”) as currently in effect. We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Securities Purchase Agreement, dated October 10, 2024, by and among the Company and the investors that are a party thereto, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC